The Greater Cannabis Company Announces Appointment of David Tavor to its Board of Directors

Baltimore, MD, Sept. 24, 2018 (GLOBE NEWSWIRE) — The Greater Cannabis Company, Inc. (OTCPK: GCAN) (“the Company”) a biotechnology company focused on delivery systems for the Cannabis market, is pleased to announce the appointment of a new member to its Board of Directors. Mr. David Tavor will join Mr. Zacharin, CEO of Greater Cannabis, on the Board of Directors effective as of September 24, 2018.

“In line with our strategic imperative of appointing appropriate candidates, we are pleased to welcome David as a new director. As we continue our development of Greater Cannabis into a leader of innovative delivery systems for patients and consumers in the Cannabis space, we will be seeking out experienced executives to serve on our board of directors to work with us in advancing the company. David was actively involved in facilitating the Pharmedica license agreement, and we are confident that he will provide a great deal of value as an active board member,” said Aitan Zacharin, Chief Executive of Greater Cannabis. “I believe David’s relevant experience and expertise in deal making, management, as well as relationships across our targeted vertically integrated sector will have a meaningful impact for our company. His passion for building and growing companies is apparent in his impressive track record. We look forward to having David alongside our executive team to bring our technology to the global Cannabis market,” said Mr. Zacharin.

In other news, The Greater Cannabis Company has recently started trading on the OTC Markets, and is now DTC eligible. Existing shareholders now have the ability to electronically deposit their shares through the DWAC platform into their brokerage account. “This is just another step in establishing a solid foundation of corporate governance to best serve our shareholders,” added Mr. Zacharin.

The company will be releasing more information on its technology and business plan through its website and communications in the coming days.

About David Tavor:

Mr. Tavor has more than 18-years experience serving as General Manager and founder of companies in different areas: Pharmaceutical (Cure Medical; manufacturing and marketing of Intra-Venus solutions including for dialysis), Biotech (Minapro; cultivation and marketing of Micro Algae for Anti-aging; Anti-oxidants, Cosmetics and fish and shrimps industries), Clean-tech (Jet; treating industrial and cowsheds waste waters), Natural products (Hadas Natural Products; production and marketing of natural food additives and vitamins), and Medical Device companies (Fluorinex Active; manufacturing and marketing of Oral Care products for Anti-carries, Desensitizing, Teeth Fluoridation and Whitening).

Mr. Tavor has extensive experience in conducting negotiations abroad and preparing and implementing business plans. He is experienced in business development, sales and marketing, fundraising, senior management, patent registration and regulation, and managed companies “from idea to market”. Prior to that, Mr. Tavor served as the representative of the United Israel Appeal in Melbourne, Australia for four years. For the first 23 years of his career, Mr. Tavor served as a fighter pilot and a commander in the Israeli Air Force and retired with the rank of Colonel.

Mr. Tavor holds an MBA, and MA in Political Science and National Defense studies from Haifa University, Israel.

About The Greater Cannabis Company:

The Greater Cannabis is a biotechnology company focused on the development and commercialization of innovative Cannabinoid delivery systems. Greater Cannabis deploys its licensed, patented technology platform, which has been successfully applied for other drug delivery applications, for use in Cannabis patients and consumers. The company’s conveyance platform can be utilized to deliver cannabinoids without the harmful side effects found with other cannabinoid delivery methods. The technology is versatile in that for the first-time patients can receive lower dosing, enhanced bioavailability, and controlled rapid and delayed release using a fully dissolvable, non-irritant oral eluting patch. Greater Cannabis’ mission is to bring our technology to the global market through partnerships with leading Cannabis and pharmaceutical companies, for the benefit of patients and consumers.

Forward Looking Statements and Disclaimer:

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations. Additional risks and uncertainties are set forth in the Company’s Annual Report for the year ended December 31, 2017, filed with the Securities and Exchange Commission and available at www.sec.gov.

Contact:

The Greater Cannabis Company, Inc.

443-738-4051

info@gcanrx.com